Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ROBERT J. KELLER, CHAIRMAN, APPOINTED CHIEF EXECUTIVE OFFICER OF ACCO BRANDS

LINCOLNSHIRE, ILLINOIS, October 22, 2008 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today announced that its current chairman, Robert J. Keller, has also been appointed as chief executive officer, effective immediately.  He will remain chairman of the board.  Keller is succeeding David D. Campbell, who has resigned as a director and is retiring at the request of the board.

The management group that previously reported to Campbell will now report to Keller.  “I am looking forward to working with our team to improve our results and our value to shareowners,” said Keller.

Keller added, “The board and I would like to thank David for his dedication, commitment and loyalty to ACCO Brands.  He helped lead the company through its transition to a public company, through the merger with General Binding, and in building the foundation we have in place today. We wish him success in his future pursuits.”

Keller was elected to serve as non-executive chairman in September, 2008, and has served as a director since August, 2005 and presiding independent director since May, 2008.  He had also served as a member of the audit, and corporate governance and nominating committees.  He is the former chief executive officer of APAC Customer Services, Inc.  Prior to his service with APAC, he was president, Business Services Group, at Office Depot.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion.  Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO and Wilson Jones®, among others.  Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.
ACCO Brands' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company's customers, employees or suppliers; the results of the strategic review being made by the company of its Commercial Laminating Solutions business and whether any transaction will be completed, or any other action taken by the company, as a result thereof; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company's SEC filings.

For further information:

Rich Nelson                                                   Jennifer Rice
Media Relations                                            Investor Relations
(847) 484-3030                                                (847) 484-3020